EXHIBIT 99.1

NATIONAL HOME HEALTH CARE CORP.
DECLARES QUARTERLY CASH DIVIDEND OF $.175 PER SHARE

     Scarsdale, New York, September 25, 2007, National Home Health Care Corp. (NASDAQ National Market: NHHC), a provider of home health care and staffing services in the Northeast, today announced that its Board of Directors has declared a quarterly cash dividend of $.175 per share on its Common Stock, payable November 2, 2007 to holders of record of its outstanding Common Stock on October 16, 2007.

CONTACT: Steven Fialkow, President and Chief Executive Officer or
                       Robert P. Heller, Chief Financial Officer (914) 722-9000.